Child, Van Wagoner & Bradshaw, PLLC
5296 South Commerce Drive, Suite 300
Salt Lake City, Utah 84107-5370    (801) 281-4700

January 11, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC was previously principal accountant for Shineco Inc., the "Company" and reported on the financial statements of the Company for the year ended December 31, 2006. We have read the Company's statements included under Item 4.01 of its Form 8-K dated January 11, 2008, and agree with such statements as they pertain to our firm.

Very truly yours,

Child, Van Wagoner & Bradshaw, PLLC